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                                                                       EXECUTION
                                                                            COPY

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT ("Agreement") dated October 10, 1996, is by and between Hathaway Corporation, a Colorado corporation ("Hathaway"), and Tate Engineering Services Corporation, a Maryland corporation ("Tate").

                                    Recitals

          Tate owns all of the issued and outstanding capital stock of Tate Integrated Systems, Inc., (the "TISI Shares") a Maryland corporation ("TISI"). TISI is the sole general partner of Tate Integrated Systems, L.P., a Delaware limited partnership ("TIS"). Certain limited partners owned all of the limited partnership interests of TIS ("TIS Limited Partnership Interests"). (The TIS general partnership interest owned by TISI and the TIS Limited Partnership Interests may be referred to together as the "TIS Partnership Interests.") On or before Closing Tate Engineering Services, Inc. ("TESI") an Affiliate of Tate shall acquire all the outstanding TIS Limited Partnership Interests from the holders thereof (the "Former Limited Partners"). Tate desires to sell the TISI Shares and TESI desires to sell all the TIS Limited Partnership Interests to Hathaway, and Hathaway desires to purchase all such shares and interests. TIS is indebted to Tate and Hathaway intends that TIS shall pay that indebtedness after Closing of the purchase of the TISI shares and TIS Limited Partnership Interest pursuant to this Agreement.

          Certain key employees of TIS have executed employment agreements with TISI, or its successor, as required by Hathaway.

                                   Agreement

          The parties, intending to be legally bound, agree as follows:

1.        DEFINITIONS.

          Terms used in this Agreement have the meanings specified or referred to in Schedule 1 attached hereto.

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2.  SALE AND TRANSFER OF TISI SHARES AND TIS LIMITED PARTNERSHIP
    INTERESTS; CLOSING.

    2.1 Shares And Partnership Interests. Subject to the terms and conditions of this Agreement, at the Closing Tate will sell and transfer all of its interests in the TISI Shares and TESI will sell and transfer all of its interests in the TIS Limited Partnership Interests to Hathaway or its Affiliate designees, and Hathaway will purchase such shares and limited partnership interests from Tate and TESI. (TIS and TISI may be referred to herein together as the "Acquired Companies.")

    2.2   Purchase Price.

          (a) The purchase price (the "Purchase Price") for the TISI Shares and TIS Limited Partnership Interests will be $1.00 payable in cash at Closing, together with

          (b) An assignment without guarantee of collection to Tate of the following accounts receivable of the Acquired Companies.


                 Accounts Receivable               Amount
                 -------------------               ------

                   City of Austin                 $162,844
                   CITGO                            24,000
                   Entech                           21,157
                   SAIC                             87,368
                   St. Louis                       245,520
                   Ann E. Arundel                   60,611
                   SAIC                             13,000
                                                  --------

                   Total                          $614,500
                                                  ========


    The first $400,000 collected on the above receivables immediately shall be paid over to Hathaway as a loan and will be repaid to Tate on June 30, 1997, together with interest thereon from the date collected at the rate of ten percent (10%) per year. All remaining amounts collected on the above receivables will be retained by Tate or paid to Tate by TIS immediately after collection. All other accounts receivable of the Acquired Companies shall be for the account of Hathaway, and any payments received by Tate with respect to such accounts receivable immediately shall be forwarded to the Acquired Companies.

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                (c)  TIS has a contract dated December 4, 1995 to provide
          services for the South Nevada Water Association relating to the design of automated water treatment facilities (the "Nevada Contract") utilizing the TIS 4000 Technology. The Acquired Companies will be responsible for completing the Nevada Contract after the Effective Date. The Nevada Contract has been accounted for on the percentage of completion basis. As of the date hereof, the portion of the Nevada Contract released to date provides for a total contract payment to TISLP of $3,510,647 (the "Total Contract Payment"). As of the Effective Date, Tate has projected costs to complete this portion of the Nevada Contract at $551,021. If the Total Cost to Complete the Nevada Contract exceeds the Tate Estimate of the Cost to complete the Nevada Contract, then Tate shall pay the difference up to $100,000 (the Adjustment Amount) to Hathaway as a reduction in the Purchase Price. The Total Cost to Complete the Nevada Contract shall be an amount equal to the actual direct costs incurred by TIS after Closing to complete the Nevada Contract (including project related overhead allocated and applied at a rate not to exceed the actual rate incurred by TIS during the period beginning June 1, 1996 and ending at Closing, but excluding G&A) less any such costs incurred as a result of the negligence, misconduct, failure to perform, of gross mismanagement by TIS after Closing. Hathaway shall perform the foregoing analysis in accordance with generally accepted accounting principals consistently applied within 60 days following completion of the Nevada Contract and promptly provide Tate with an accounting of the Adjustment Amount together with complete detailed records and calculations in support thereof. If, within 15 days following the delivery of the Nevada Contract Accounting, Tate has not given Hathaway notice of its objection to the Nevada Contract Accounting, then the Nevada Contract Accounting shall be the basis for payment of the Adjustment Amount. If Tate gives notice of objection and the differences cannot be settled by agreement between Tate and Hathaway, then the issues in dispute will be submitted to a mutually acceptable public accounting firm (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution: (i) the Acquired Companies and Tate shall furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the Acquired Companies and Tate, and the Acquired Companies and Tate will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination of the Adjustment Amount by the Accountants, as set forth in a notice delivered to both Tate and Hathaway by the Accountants, will be binding and conclusive on the parties; and (iii) the expense of such determination will be born by the unsuccessful party, or as the Accountants shall otherwise allocate between the parties based on their determination of relative responsibility for costs of any issues raised. The Adjustment Amount shall be payable to Hathaway within ten days

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    after determination. If not so paid, the full amount of the Adjustment
    Amount may be offset against the indebtedness of Hathaway to Tate with respect to accounts receivable as provided in Section 2.2(b) of this Agreement.

          Notwithstanding any other provision of this Agreement, Tate shall not be liable for any costs the Acquired Companies may incur with respect to obligations of TIS to the KUB-TIS Joint Venture described in Section 3.2(c) of this Agreement by reason of a requirement to pay additional capital pursuant to Section 5.3.1 of the Joint Venture Agreement and default on performance under Article XII of the License Agreement. Hathaway accepts the ownership position of TIS as stated in the Joint Venture Agreement to be 11.42%. Tate shall have no liability for any obligation to indemnify Hathaway under this Section 7.2 up to the first $20,000 in the aggregate of such liabilities, but shall be liable for any obligations hereunder in excess of $20,000 in the aggregate. Any amount due Hathaway hereunder shall be paid within 10 days after notice of payment due and if not so paid may be offset against the indebtedness of Hathaway to Tate with respect to accounts receivable as described in Section 2.2(b) of that Agreement.

          2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement is taking place in Baltimore, Maryland at 10:00 a.m. (local time) on October 10, 1996 ("Closing Date"). The Transaction shall be effective as of the close of business on September 30, 1996 (the "Effective Date"). All operations of TISI prior to the Effective Date shall be the responsibility of Tate and all operations after the Effective Date shall be the responsibility of Hathaway.

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          2.4   Closing Obligations.  At the Closing:

                (a) Tate will deliver to Hathaway the following ("Tate's Closing Documents"):

                    (1) certificates representing the TISI Shares, duly endorsed
                (or accompanied by duly executed stock powers) for transfer to Hathaway or its designee, in form satisfactory to Hathaway;

                    (2) evidence of the acquisition by TESI of all the TIS
                Limited Partnership Interests;

                    (3) evidence of transfer of the TIS Partnership Interests to
                Hathaway or its designee, in form and substance satisfactory to Hathaway;

                    (4) releases in form acceptable to Hathaway executed by all
                Former Limited Partners (collectively, "Former Limited Partners' Releases");

                    (5) evidence of the consents described in Section 3.3(c);
                and

                    (6) acknowledgment of KUB and that there have been no
                transactions in its equity shares of the KUB-TIS Joint Venture as required by Section 3.2(c)(4).

                    (7) estimate of remaining commitment on work in process as required by Section 5.11.

                    (8) the sum of $_______________________ to reimburse TIS for the employer portion of FICA and federal and state unemployment taxes with respect to payments to employees of TIS as described in Section 2.4(c).

                    (9) evidence of the reduction of indebtedness of TIS to Tate to $421,000.

                    (10) resignations of officers and directors of TISI.

                (b) Hathaway will deliver to Tate the following:

                    (1) the amount of $1.00 payable by check; and

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              (2) security interest in accounts receivable described in
          Section 2.2(b).

              (3) promissory note for $400,000 to evidence the obligation described in Section 2.2(b).

          (c) After acquisition of the TISI Shares and the TIS Limited Partnership Interests, Hathaway will pay to TIS as a contribution to capital the amount of $718,000, and will cause TIS to pay to Tate the amount of $421,000 in satisfaction of all indebtedness of TIS to Tate. In addition TIS shall pay the amounts shown on Schedule 2 due to the persons named thereon in satisfaction of certain obligations reflected in employment and consulting agreements.

3.   REPRESENTATIONS AND WARRANTIES OF TATE.

     Except as specifically set forth in the Disclosure Letter Tate represents and warrants to Hathaway as follows effective as of the Effective Date unless otherwise noted:

     3.1 Transfer Of Limited Partnership Interests. On or before the Closing TESI shall acquire all of the TIS Limited Partnership Interests and no consent or approval of any other Person will be required in connection with such transfer other than such consents and approvals which shall be duly and validly obtained in connection therewith. TISI and TIS own all the property and assets reflected on TISI's and TIS' Balance Sheet (described in Section 3.5) together with all property and assets acquired by TISI and TIS after May 31, 1996 subject only to disposition in the Ordinary Course of Business and all such subsequently acquired property and assets will be reflected on TISI's and TIS' balance sheet at the Effective Date which will be included in the Financial Statements. All costs and expenses of the acquisition of the TIS Limited Partnership Interests including any Tax incurred by reason of the acquisition will be paid by TESI and will not appear as an expense of TISI or TIS. Part 3.1 of the Disclosure Letter contains a complete and accurate list of the Former Limited Partners and the Percentage Interests (as defined in Section 3.4) held by each such Former Limited Partner and sold to TESI as described in Section 3.4.

     3.2  Organization And Good Standing.

          (a) Part 3.2 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of formation, other jurisdictions in which it is authorized to do business, and its capitalization. Each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the property and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business in, and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it on or before the Effective Date, requires such qualification.


          (b) Tate has delivered to Hathaway copies of the Organizational Documents of each Acquired Company, as currently in effect.

          (c) TIS is a party to a joint venture (the "KUB-TIS Joint Venture") pursuant to a joint venture agreement dated March 9, 1995 and amended only once by supplemental agreement between the parties dated June 15, 1995 (the "Joint Venture Agreement") between TIS and KUB Holdings Bhd., a Malaysian company ("KUBH"). The KUB-TIS Joint Venture is incorporated in Malaysia as KUB-TIS Controls Sdn. Bhd. True copies of the Joint Venture Agreement and the Memorandum and Articles of Association of KUB-TIS Controls Sdn. Bhd. have been provided by Tate to Hathaway. The Joint Venture Agreement has received all required Governmental Authorization, and is a valid and binding obligation of the parties in accordance with its terms. KUB-TIS Controls Sdn. Bhd. is duly organized, validly existing with full power and authority to conduct its business as it is now being conducted, to own or use the property that it purports to own or use, and to perform all its obligations. TIS, as a joint venturer, is not liable for the acts or debts of the KUB-TIS Joint Venture unless it has taken action that would cause it to be so liable, and TIS has taken no such action. KUB-TIS Controls Sdn. Bhd. is qualified to do business in each jurisdiction in which the ownership of its properties or nature of its activities as conducted as of the Effective Date require such qualification.

               (1) TIS is not in violation of any covenants, representation and warranties or any other provisions of the Joint Venture Agreement. No dividends have been paid under the Joint Venture Agreement.

               (2) TIS has no obligations to pay indemnities under the Joint Venture Agreement, to provide additional funds under Section 5.3.1 or contributions under Section 5.3.3, or additional capital or other payments under any other provisions of the Joint Venture Agreement.

               (3) At the Closing Date TIS will have in its possession complete copies of all minutes of action taken by the board of directors and management committee of KUB-TIS Controls Sdn. Bhd.

               (4) There have been no transactions in equity shares of KUB-TIS Controls Sdn. Bhd. held by TIS after original issue. Tate will deliver to Hathaway at the Closing the acknowledgment of KUBH that there have been no transactions in equity shares of the KUB-TIS Joint Venture held by KUBH after original issue, although transactions in the future are expected as described in Section 3.2 of the Disclosure Letter.

     3.3  Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Tate, enforceable against Tate in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. Tate has the absolute right, power, authority, and capacity to execute and deliver this Agreement and Tate's Closing Documents, and to perform its obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement by Tate nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

               (1) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Acquired Companies or (ii) any resolution adopted by the board of directors, stockholders or partners of any Acquired Company;

               (2) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to successfully challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order to which any Acquired Company or Tate, or any of the Property and Assets owned or used by any Acquired Company may be subject;

               (3) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the property and assets owned or used by, any Acquired Company;

               (4) cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax pursuant to any contract rights;

               (5) cause any of the property and assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

               (6) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, provided however, Tate must obtain the prior consent of its lenders and payments and performance bond insurers for the sale of the Acquired Companies.

               (7) result in the imposition or creation of any Encumbrance upon or with respect to any of the Property and Assets owned or used by any Acquired Company.

          (c) The consent of Tate's lenders is required in connection with the consummation and performance of the Transactions and Tate shall provide such consents at the Closing as a part of Tate's Closing Documents. Except as provided in the preceding sentence of this Section 3.3(c), none of Tate or any Acquired Company is or will be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions. Tate shall provide timely notice to any Person that Tate or any Acquired Company is required to notify in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

     3.4 Capitalization. The authorized equity securities of TISI consist of 100,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and constitute the TISI Shares and are owned as shown in Part 3.4 of the Disclosure Letter. The authorized equity securities of TIS are divided into 100 percentage interests (the "Percentage Interests") consisting of the sole general partner interest and the TIS Limited Partnership Interests which are owned of record and beneficially as shown in Part 3.4 of the Disclosure Letter free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the equity securities of any Acquired Company. All of the outstanding equity securities of any Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. Except as stated in Part 3.4 of the Disclosure Letter each Acquired Company does not own and has no Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.5  Financial Statements.   Tate has delivered to Hathaway:  (i) the
unaudited balance sheet ("Balance Sheet") of the Acquired Companies as at May 31, 1996, and the related unaudited statement of income ("Income Statement") for the 12 months then ended. Within 15 days after the Closing Tate will deliver to Hathaway an unaudited balance sheet of the Acquired Companies as at the Effective Date (the "Effective Date Balance Sheet") and the related unaudited statement of income for the period from June 1, 1996 to the Effective Date (the "Effective Date Income Statement") (the Effective Date Balance Sheet and the Effective Date Income Statement together with the Balance Sheet and Income Statement, are referred to herein as the "Financial Statements"). The only differences between (i) the Balance Sheet and Income Statement and (ii) the Effective Date Balance Sheet and Effective Date Income Statement shall be changes in the Ordinary Course of Business and changes described in this Agreement. The Balance Sheet and Income Statement do now and the Effective Date Balance Sheet and Effective Date Income Statement will when delivered fairly present the financial condition and the results of operations of the Acquired Companies as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, subject only to the absence of notes; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the Financial Statements of the Acquired Companies.

     3.6 Books And Records. The books of account, securities record books, and other records including personnel files of employees of the Acquired Companies, all of which have been made available to Hathaway, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain the consents of appropriate officials to matters relating to the ownership of partnership interests and the insurance of certain debt. Tate will be liable for any Damages caused by reason of inaccurate or incomplete records of meetings of the governing bodies and owners of equity interests of the respective Acquired Companies. At the Closing all of those books and records will be in the possession of the respective Acquired

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Companies, including all financial records necessary for audit purposes for the three years ending May 31, 1996 and the period for May 31, 1996 to the Effective Date, and Tate will cooperate in providing information necessary or useful to the Acquired Companies for completing such audits.

     3.7 Title To Properties; Encumbrances. No Acquired Company owns any real estate. Part 3.7 of the Disclosure Letter contains a complete and accurate list of all leaseholds or other interests in real property owned by any Acquired Company. Tate has delivered or made available to Hathaway copies of the leases and other instruments by which the Acquired Companies acquired such leasehold interests. The Acquired Companies own (subject only to the matters permitted by the following sentence) all the properties and assets (whether tangible or intangible) that they purport to own and reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.7 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.7 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet as being owned by the Acquired Companies are free and clear of all Encumbrances and are not subject to any mortgages or security interests except liens for current taxes not yet due.

     3.8 Condition And Sufficiency Of Assets. To the Knowledge of Tate, TISI or TIS, the buildings, plants and structures under lease, and equipment owned or leased by the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost; the building, plants, structures, and equipment of or held by the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Effective Date in substantially the same manner as conducted prior thereto.

     3.9 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Financial Statements or on the accounting records of the Acquired Companies as of the Effective Date and are payable for the benefit of Hathaway pursuant to Section 2.2(b) (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Effective Date or reserved against in the Financial Statement, the Accounts Receivable are or will be as of the Effective Date current and due. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.9 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, and the Effective Date Balance Sheet will include a list of Accounts Receivable at the Effective Date, which list will include the aging of such Accounts Receivable.

     3.10 Inventory. All inventory owned by the Acquired Companies at the Effective Date whether or not reflected in the Financial Statements, consists of a quality and quantity usable or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory intended for sale (whether raw materials, work-in-process, or finished goods) are salable within one year after the Closing Date, assuming continued operation of the Acquired Companies as currently conducted.

     3.11 Liabilities; No Undisclosed Liabilities. The amount of all liabilities of the Acquired Companies reflected in the Effective Date Balance Sheet shall not exceed $684,000 (excluding the $421,000 of debt payable to Tate pursuant to Section 2.4(c)); provided, that pursuant to Section 7.2 hereof, Tate will be responsible for all liabilities of the Acquired Companies in excess of such amount. The Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations (i) reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet which shall be reflected with no additions in the Effective Date Balance Sheet and (ii) disclosed in the Disclosure Letter. Tate will be responsible for any such liabilities not so disclosed. This Section 3.11 does not include liabilities arising after the Effective Date which are incurred by reason of events after the Effective Date.

     3.12  Taxes.

     (a) The Acquired Companies have filed or caused to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to the Acquired Companies, either separately or as a member of a group, pursuant to applicable Legal Requirements. Tate has delivered to Hathaway copies of, and Part 3.12 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since inception.

The Acquired Companies have paid, or with Tate made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Tate or any Acquired Company, or by reason of the Transactions.

       (b) No federal or state income Tax Returns of any Acquired Company subject to such Taxes has been audited by the IRS or relevant state tax authorities.

       (c) The charges, accruals, and reserves with respect to Taxes shown on the Effective Date Balance Sheet are adequate (determined in accordance with GAAP) and are at least equal to the Acquired Companies' liability for Taxes at the Effective Date. Tate has no knowledge of any proposed tax assessment with respect to the business of the Acquired Companies prior to the Effective Date. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected or are adequately reserved for in the Balance Sheet and, to the extent required, have been paid to the proper Governmental Body or other Person.

       (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment of any Tax by any Acquired Company after the Effective Date. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the TISI Shares to Hathaway), no Acquired Company has sold or will sell any property or assets to Hathaway or to any member of an affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Hathaway.

       (e) Tate is responsible for the payment of any Tax assessed against Tate or any Acquired Company by reason of the sale of the TISI Shares or TIS Partnership Interests including any income tax or sales tax.

       (f) Tate and Hathaway will cooperate with each other in the preparation of tax returns for the Acquired Companies after Closing and in the event of any tax audit or inquiry involving the Acquired Companies.

3.13 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition of any Acquired Company, and to the Knowledge of Tate and the Acquired Companies no event has occurred or circumstance exists that may result in a material adverse change to the prospects of the Acquired Companies.

3.14   Employee Benefits.

       (a) As used in this Section 3.14, the following terms have the meanings set forth below.

       "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

       "Company Plan" means all Plans of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or (during the five-year period preceding the Closing) was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or (during the five-year period preceding the Closing) has contributed, or in which an employee or former employee of an Acquired Company or an ERISA Affiliate of an Acquired Company participates or is eligible to participate. All references to Plans are to Company Plans unless the context requires otherwise.

       "Company VEBA" means a VEBA whose members include employees of any Acquired Company or any ERISA Affiliate of an Acquired Company.

       "ERISA Affiliate" means, with respect to an Acquired Company, any other person that, together with the Acquired Company, would be treated as a single employer under IRC (S) 414.

       "Multi-Employer Plan" has the meaning given in ERISA (S) 3(37)(A).

       "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC (S) 132.

       "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

       "Pension Plan" has the meaning given in ERISA (S) 3(2)(A).

       "Plan" has the meaning given in ERISA (S) 3(3).

       "Plan Sponsor" has the meaning given in ERISA (S) 3(16)(B).

       "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC (S) 401(a).

       "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

       "VEBA" means a voluntary employees' beneficiary association under IRC
(S) 501(c)(9).

       "Welfare Plan" has the meaning given in ERISA (S) 3(1).

       (b)   (1)   Part 3.14(b)(1) of the Disclosure Letter contains a
complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (i) defined benefit Pension Plans, (ii) Qualified Plans,
(iii) Title IV Plans, or (iv) Multi-Employer Plans.

             (2) Part 3.14(b)(2) of the Disclosure Letter contains a complete and accurate list of (i) all ERISA Affiliates of each Acquired Company, and (ii) all Plans of which any such ERISA Affiliate is or (during the five-year period preceding the Closing) was a Plan Sponsor, in which any employee or former employee of such ERISA Affiliate participates or is eligible to participate, or to which any such ERISA Affiliate contributes or (during the five-year period preceding the Closing) has contributed.

             (3) Part 3.14(b)(3) of the Disclosure Letter sets forth, for each Multi- Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Acquired Companies and the Acquired Companies' other ERISA Affiliates, calculated according to information made available pursuant to ERISA (S) 4221(e).

             (4) Part 3.14(b)(4) of the Disclosure Letter sets forth a calculation of the liability of the Acquired Companies for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether any Acquired Company is required by this Statement to disclose such information.

             (5) Part 3.14(b)(5) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

       (c)   Tate has made available to Hathaway prior to the Closing:

             (1) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (i) all plan descriptions and summary plan descriptions of Company Plans for which Tate or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (ii) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

             (2)   all personnel, payroll, and employment manuals and policies;

             (3) all collective bargaining agreements pursuant to which contributions have been made or obligations accrued (including both pension and welfare benefits) by the Acquired Companies and the ERISA Affiliates of the Acquired Companies, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

             (4) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

             (5) all registration statements filed with respect to any Company Plan;

             (6) all insurance policies purchased by or to provide benefits under any Company Plan;

             (7) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

             (8) all reports submitted within the three years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

             (9)   all notifications to employees of their rights under ERISA
       (S) 601 et seq. and IRC (S) 4980B;

             (10) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules there-to and the opinions of independent accountants;

             (11) all notices that were given by any Acquired Company or any ERISA Affiliate of an Acquired Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the three years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.14;

             (12) all notices that were given by the IRS, the PBGC, or the Department of Labor to any Acquired Company, any ERISA Affiliate of an Acquired Company, or any Company Plan within the three years preceding the date of this Agreement;

             (13) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan; and

             (14) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

       (d)   Except as set forth in Part 3.14(b) of the Disclosure Letter:

             (1) The Acquired Companies have performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. The Acquired Companies have made appropriate entries in the

       Financial Statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

             (2) No statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to any Acquired Company or to Hathaway.

             (3) The Acquired Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.14, and with any applicable collective bargaining agreement.

                   (A) No transaction prohibited by ERISA (S) 406 and no "prohibited transaction" under IRC (S) 4975(c) have occurred with respect to any Company Plan.

                   (B) No Acquired Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                   (C) No Acquired Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA (S) 502 or (S) 4071.

                   (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                   (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC (S) 162 or (S) 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

             (4) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and, except as required under IRC (S) 411, without the vesting or acceleration of any benefits promised by such Plan. Each Company Plan shall be continued for thirty days after the Closing Date or until terminated by Hathaway, with any additional cost for such continuation to be Hathaway's expense.

             (5) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

             (6) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Tate's Knowledge, is Threatened.

             (7) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC (S) 401(a).

             (8) Each Qualified Plan of each Acquired Company is qualified in form and operation under IRC (S) 401(a); each trust for each such Plan is exempt from federal income tax under IRC (S) 501(a). Each Company VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

             (9) Each Acquired Company and each ERISA Affiliate of an Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA (S) 302 and IRC (S) 402.

             (10)  No Company Plan is subject to Title IV of ERISA.

             (11) The Acquired Companies have paid all amounts due to the PBGC pursuant to ERISA (S) 4007.

             (12) No Acquired Company or any ERISA Affiliate of an Acquired Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject TISI or Hathaway to liability under ERISA

       (S) 4062(e), (S) 4063, or (S) 4064.

             (13) No Acquired Company or any ERISA Affiliate of an Acquired Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA
       (S) 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

             (14) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA (S) 307 or IRC (S) 401(a)(29).

             (15) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan or to the Effective Date.

             (16) The actuarial report for each Pension Plan of each Acquired Company and each ERISA Affiliate of each Acquired Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

             (17) Since the last valuation date for each Pension Plan of each Acquired Company and each ERISA Affiliate of an Acquired Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA (S) 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

             (18) No reportable event (as defined in ERISA (S) 4043 and in regulations issued thereunder) has occurred.

             (19) None of Tate or any Acquired Company has Knowledge of any facts or circumstances that may give rise to any liability of Tate or any Acquired Company to the PBGC under Title IV of ERISA.

             (20)  No Acquired Company or any ERISA Affiliate of an Acquired

       Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

             (21) No Acquired Company or any ERISA Affiliate of an Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either any Acquired Company or Hathaway to a Multi-Employer Plan.

             (22) No Acquired Company or any ERISA Affiliate of an Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

             (23) No Multi-Employer Plan to which any Acquired Company or any ERISA Affiliate of an Acquired Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

             (24) Except to the extent required under ERISA (S) 601 et seq. and IRC (S) 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

             (25) Each Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

             (26) Tate and all Acquired Companies have complied with the provisions of ERISA (S) 601 et seq. and IRC (S) 4980B.

             (27) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the Acquired

       Companies or subject to tax under IRC (S) 280G or (S) 4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

             (28) The consummation of the Transactions will not result in the payment, vesting, or acceleration of any benefit.

3.15   Compliance With Legal Requirements; Governmental Authorizations.

       (a) Each Acquired Company is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the business of the Acquired Companies or the ownership or use of any of property and assets by the Acquired Companies;

       (b) No event has occurred or circumstance exists at the Effective Date that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

       (c) No Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature for a violation of a Legal Requirement.

       (d) There are no approvals, consents, licenses, permits, waivers or other authorizations by any Governmental Body or pursuant to any Legal Requirements required for the Acquired Companies to conduct the business as conducted by the Acquired Companies prior to the Closing that were not obtained prior to Closing.

3.16   Legal Proceedings; Orders.

       (a)   There is no pending Proceeding against Tate or the Acquired
Companies: (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by any Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To the Knowledge of Tate and any Acquired Company, no such Proceeding has been Threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

           (b) There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject; neither Tate nor any Acquired Company is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

     3.17 Absence Of Certain Changes And Events. Subject to Section 3.1, since the date of the Balance Sheet, the Acquired Companies have conducted their business only in the Ordinary Course of Business and there has not been any:

           (a) change in any Acquired Company's authorized or issued equity securities; grant of any options or rights to purchase any equity securities of any Acquired Company; issuance of any security convertible into such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any equity securities; or declaration or payment of any dividend or other distribution or payment in respect of equity securities;

           (b)   amendment to the Organizational Documents of any Acquired
     Company,

           (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, partner, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, partner, or employee;

           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

           (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any Acquired Company, taken as a whole;

           (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company;

           (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

           (h) cancellation or waiver of any claims or rights of any Acquired Company;

           (i) material change in the accounting methods used by any Acquired Company; or

           (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     3.18  Contracts; No Defaults.

           (a)   Tate has delivered to Hathaway true and complete copies of:

                 (1) each Applicable Contract that involves performance of services or delivery of goods or materials by any Acquired Company;

                 (2) each Applicable Contract that involves performance of services or delivery of goods or materials to any Acquired Company;

                 (3) each Applicable Contract that was not entered into in the Ordinary Course of Business;

                 (4) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                 (5) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                 (6) each Applicable Contract to or with any employee representative of a group of employees;

                 (7) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                 (8) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                 (9) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                 (10) each power of attorney given by or to any Acquired Company that is currently effective and outstanding;

                 (11) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                 (12)  each Applicable Contract for capital expenditures;

                 (13) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company; and

                 (14) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

           (b) None of Tate or any Former Limited Partner (and no Related Person of any of the foregoing) has or may acquire any rights under, and none of the foregoing has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and no officer, director, partner, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, partner, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (ii) assign to or to any other Person any rights to any invention, improvement, or discovery.

           (c)   Each Contract identified or required to be identified in
     Part 3.18(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

           (d) Each Acquired Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound.

           (e) To Tate's Knowledge, no Person that has any obligation or liability under any Contract under which an Acquired Company has any rights is now in material default of any applicable terms and requirements of such Contract.

           (f) No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or material breach of, or give any Acquired Company, and to the Knowledge of Tate no other Person has, the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

           (g) No Acquired Company has given to or received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Contract.

           (h) There are no continuing renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

           (i) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.19 Insurance. Without waiving any liability hereunder with respect to matters covered by insurance prior to the Effective Date.

           (a)   Tate has delivered to Hathaway:

                 (1) true and complete copies of all policies of insurance, including payment and performance bonds, to which any Acquired Company is a party or under which any Acquired Company, or any director or partner of any Acquired Company (with respect to liability as a director or partner), is or has been covered at any time preceding the date of this Agreement;

                 (2) true and complete copies of all pending applications for policies of insurance; and

                 (3) any statement received by any Acquired Company or Tate with regard to the adequacy of such entity's coverage or of the reserves for claims.

           (b)   Part 3.19(b) of the Disclosure Letter describes:

                 (1) any self-insurance arrangement providing insurance coverage to any Acquired Company, including any reserves established thereunder;

                 (2) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                 (3) all obligations of any Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

               (c) Part 3.19(c) of the Disclosure Letter sets forth, by year, for the current policy year and each preceding policy year:

                    (1)  a summary of the loss experience under each policy;

                    (2) a statement describing each claim under an insurance policy;

                    (3) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

              (d) All policies to which any Acquired Company is a party or that provide coverage to either Tate, any Acquired Company, or any director, officer or partner with respect to their liability as such, of any Acquired Company:

                    (1) are valid, outstanding, in full effect and enforceable in accordance with their terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

                    (2) to the Knowledge of Tate and any Acquired Company and in their good faith judgment, taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies prior to the Effective Date;

                    (3) are sufficient for compliance with all Legal Requirements and Contracts to which the Acquired Companies are a party or by which they are bound;

                    (4) will not be invalidated by consummation of the Transactions even though they may be terminated after Closing; and

                    (5) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

               (e) None of Tate or any Acquired Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

           (f) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

     3.20  Environmental Matters.

           (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. None of Tate or any Acquired Company has a basis to expect, nor has any of them or, to the Knowledge of Tate or any Acquired Company, any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Tate or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Tate, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

           (b) There are no pending or, to the Knowledge of Tate and any Acquired Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Tate or any Acquired Company has or had an interest.

           (c) None of Tate or any Acquired Company has any basis to expect, nor has any of them or, to the Knowledge of Tate or any Acquired Company, any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity,

     Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Tate or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Tate, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               (d) None of Tate or any Acquired Company, or, to the Knowledge of Tate or any Acquired Company, any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Tate or any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

               (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Tate or any Acquired Company, or, to the Knowledge of Tate or any Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or, to the Knowledge of Tate or any Acquired Company, is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Tate or any Acquired Company has or had an interest.

               (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Tate or any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Tate, any Acquired Company, or any other Person.

           (g) Tate has delivered to Hathaway true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Tate or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Tate, or any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.21  Employees.

           (a) Part 3.21 of the Disclosure Letter contains a complete and accurate list of the following information for each employee of each Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and date and amount of any change in compensation and bonuses paid since June 1, 1994; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any applicable pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

           (b) No employee, director or partner of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, director or partner and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, director or partner of any Acquired Company, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Tate or any Acquired Company by any such employee, director or partner.

           (c) Part 3.21 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee of any Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.22 Labor Relations; Compliance. No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened,
(i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute, including without limitation sexual harassment charges, against or affecting any Acquired Company or their premises, or (iii) any application for certification of a collective bargaining agent. To the Knowledge of Tate or any Acquired Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute after the Effective Date. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

       3.23  Intellectual Property and Products.

             (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

                  (1) the name "Tate Integrated Systems, Inc." and "Tate
             Integrated Systems, L.P.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (2) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                  (3) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                  (4) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

             (b) Agreements--Part 3.23(b) of the Disclosure Letter contains a complete and accurate lists, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or, to the Knowledge of Tate, by which any Acquired Company is bound. There are no outstanding and, to Tate's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c)  Know-How Necessary for the Business

               (1) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. Except as set forth in Part 3.23(c) of the Disclosure Letter one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (2) Except as set forth in Part 3.23(c) of the Disclosure Letter, all former and current employees of TISI have executed written Contracts with TISI that assign to TISI all rights to any inventions, improvements, discoveries, or information relating to the business of TISI. No employee of TISI has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than TISI.

          (d) Patents - TISI owns no Patents and has no Patent applications pending.

          (e)  Trademarks

               (i) Part 3.23(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. Except as set forth in Part 3.23(c) of the Disclosure Letter TISI is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Tate's Knowledge, no such action is Threatened with the respect to any of the Marks.

               (iv) To Tate's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) No Mark is infringed or, to Tate's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Acquired Companies infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f)  Copyrights

               (i) Part 3.23(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. Except as set forth in Part 3.23(c) of the Disclosure Letter TISI is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

               (iii) No Copyright is infringed or, to Tate's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

          (g)  Trade Secrets

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) All software and process technology operate in accordance with applicable documentation and includes source code and all material necessary or useful to enable use of the source code.

               (iii) Tate and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (iv) The Acquired Companies have good, full and complete title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Tate's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (h) License Agreement. Part 3.23 (h) of the Disclosure Letter contains a complete and accurate list of license agreements identifying the product and showing the parties thereto, dates thereof and date of commencement and termination of rights thereunder for all products which the Acquired Companies have acquired or granted right of use.

          (i) Software Packages. Part 3.23(i) of the Disclosure Letter contains a complete list of software packages or systems which are manufactured, marketed or sold by the Acquired Companies and identifying those which are proprietary to the Acquired Companies or are used under rights acquired from others.

     3.24 Certain Payments. No Acquired Company or any director, officer, partner, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business,
(B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of any Acquired Company, or (D) in violation of any Legal Requirement, or (ii) established or maintained any fund or asset with respect to the business of the Acquired Companies that has not been recorded in the books and records of the Acquired Companies.

     3.25  Disclosure.

           (a) No representation or warranty of Tate in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

           (b) There is no fact to the Knowledge of Tate or the Acquired Companies that has specific application to either Tate or the Acquired Companies (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Acquired Companies that has not been set forth in this Agreement or the Disclosure Letter.

     3.26 Relationships With Related Persons. None of Tate or any Related Person of Tate or of the Acquired Companies has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. None of Tate or any Related Person of Tate or of any Acquired Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with any Acquired Company at substantially prevailing market prices and on substantially prevailing market terms and which may not be terminated on 30 days notice, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of any Acquired Company (a "Competing Business") in any market presently served by any Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.26 of the Disclosure Letter, none of Tate or any Related Person of Tate or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

     3.27 Brokers Or Finders. Tate has retained services of Michael Blitzer Associates as its broker and will be solely responsible for their fees. Tate has incurred no obligation or liability, contingent or otherwise, for any other brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF HATHAWAY.

     Hathaway represents and warrants to Tate as follows:

     4.1 Organization And Good Standing. Hathaway is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

     4.2  Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Hathaway, enforceable against Hathaway in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. Hathaway has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement by Hathaway nor the consummation or performance of any of the Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Transactions pursuant to:

               (i) any provision of Hathaway's articles of incorporation or bylaws;

               (ii) any resolution adopted by the board of directors or the shareholders of Hathaway;

               (iii) any Legal Requirement or Order to which Hathaway may be subject; or

               (iv) any Contract to which Hathaway is a party or by which Hathaway may be bound, except the consent of its lender which has been obtained.

     4.3 Investment Intent. Hathaway is acquiring the TISI Shares and TIS Partnership

Interests for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Hathaway and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To Hathaway's Knowledge, no such Proceeding has been Threatened.

     4.5 Brokers Or Finders. Hathaway and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold harmless Tate from any such payment alleged to be due by or through Hathaway as a result of the action of Hathaway or its officers or agents.

5.   CERTAIN COVENANTS OF TATE.

     5.1 Accuracy Of Representations. All of Tate's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), are accurate in all material respects as of the date of this Agreement.

     5.2 Tate's Performance. Each of the documents required to be delivered by Tate at Closing pursuant to Section 2.4(a) has been delivered and each of the other covenants and obligation required to be fulfilled by Tate at Closing have been performed and complied with in all respects.

     5.3 Opinion Of Counsel. There has been delivered to Hathaway an opinion in form satisfactory to Hathaway of Hogan & Hartson L.L.P., dated the Closing Date covering the following matters:

          (a) The Agreement and the Limited Partners' Releases are enforceable against Tate and the Former Limited Partners, respectively.

          (b) The authorized capital stock of TISI consists of 100,000 shares of common stock $1.00 par value of which 100 shares are outstanding. Tate owns all of the outstanding shares of record and beneficially, free and clear of all adverse claims. The authorized equity interests of TIS consist of 100 Percentage Interests of which TISI, as general partner of TIS owns 60 Percentage Interests and Tate as the owner of the TIS Limited Partnership Interests is the owner of 40 Percentage Interests. TISI and Tate own all of the Percentage Interests of TIS of record and beneficially, free and clear of all adverse claims. As a result of the delivery of certificates for the TISI Shares to Hathaway and documents of transfer of the Percentage Interests of TIS to Hathaway, and the payment to Tate being made at the Closing, Hathaway is acquiring ownership of all of the outstanding TISI Shares and TIS Partnership Interests, free and clear of all adverse claims.

               (c) TISI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Part 3.1(a) of the Disclosure Letter with full corporate power and authority to own its properties and to engage in its business as presently conducted, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 3.1(a) of the Disclosure Letter. All of the outstanding shares of capital stock of TISI have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the pre-emptive rights of any Person.

               (d) TIS is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation as set forth in Part 3.1(a) of the Disclosure Letter, with full power and authority to own its properties and to engage in its business as presently conducted, and is duly qualified and in good standing to conduct its business under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 3.1(a) of the Disclosure Letter. All of the outstanding TIS Partnership Interests have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the rights of any Person.

               (e) Neither the execution and delivery of the Agreement nor the consummation of any or all of the Transactions (i) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Agreement or commitment to which Tate or any Acquired Company is a party or (ii) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other Governmental Body applicable to Tate or any Acquired Company.

               (f) Neither the execution and delivery of the Agreement nor the consummation of any or all of the Transactions (i) violates any provision of the Organizational Documents of Tate or any Acquired Company, (ii) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of any Acquired Company under, any Agreement or commitment to which any Acquired Company is a party or by which any of their respective properties or assets are bound, or to which any of the properties or assets of any Acquired Company are subject or
     (iii) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Acquired Company.

               (g) No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of the Agreement and the consummation of the Transactions.

               (h) There is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving any Acquired Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by any Acquired Company pursuant to the Agreement or in connection with the Transactions, and none of the Acquired Companies is subject to any judgment, order or decree having prospective effect.

     There has been delivered to Hathaway an opinion in form satisfactory to Hathaway of Skrine & Co. of Kuala Lumpur Malaysia, dated at or near the Closing Date covering the following matters:

               The KUB-TIS Joint Venture is duly organized, validly existing and in good standing as a Malaysian company under the laws of Malaysia, with full power and authority to own its properties and to engage in its business as presently conducted, and is duly qualified and in good standing to do business under the laws of each other jurisdiction in which the ownership of its properties or nature of its activities require such qualification. All of the paid up capital interests of the KUB-TIS Joint Venture have been duly authorized, are validly issued and are fully paid and nonassessable, and were not issued in violation of the rights of any Person. Under Section 5.3.1 of the KUB-TIS Joint Venture Agreement, a joint venturer may arbitrarily withhold approval of the requirement of additional funds.

     5.4 No Injunction. There is not in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the TISI Shares or TIS Partnership Interests.

     5.5 No Claim Regarding Stock or Partnership Ownership Or Sale Proceeds. There has not been made, or to the Knowledge of Tate, TISI or TIS, Threatened, by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock or partnership of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (ii) is entitled to all or any portion of the Purchase Price payable for the TISI Shares or TIS Limited Partnership Interests.

     5.6 No Prohibition. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Hathaway or any Person affiliated with Hathaway to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order by which Tate or any Acquired Company is bound, or (b) to Tate's Knowledge any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body by which Tate or any Acquired Company would be bound.

     5.7 Noncompetition Agreement. For a period of three years after the Closing Date Tate shall not, directly or indirectly, invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of in any manner any business whose products compete in whole or in part with the products or activities of the Acquired Companies anywhere within the Restricted Area.

          (a) Tate understands that it is Hathaway's intention that the Acquired Companies' products ultimately will be sold in all 50 states and all territories of the United States and any foreign countries. The 50 states and all territories of the United States and any foreign country in which the Acquired Companies' products are sold at the time of an asserted violation of this covenant are referred to herein as the "Restricted Area." The covenants contained in this Section 5.7 shall be deemed to be a series of separate covenants, one for each county in each of the states of the United States and each territory, and one for each foreign country and political subdivision thereof, and each such separate covenant shall be deemed identical in terms of the covenants contained in this Section 5.7.

          (b) For purposes of this Section 5.7 the Acquired Companies' business is the development and manufacturing of software products to provide system automation, information and control in the process and power industries including, without limitation, in the waste and waste water, oil and gas, beverage, food processing and power generation, transmission and distribution industries, and may be expanded into other industries.

          (c) If any covenant in this Section 5.7 is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Tate.

     5.8 Accrued Employee Costs. All liquidated amounts due employees of the Acquired Companies with respect to compensation, incentive compensation and benefits have been paid or accrued on the Effective Date Balance Sheet or are reflected in employment agreements executed in connection with the Closing, following review thereof by Hathaway, and no liability incurred prior to the Effective Date with respect to employee costs remain after the Effective Date other than amounts so accrued or reserved and accrued time for vacations, sick leave and other benefits measured by the passage of time and not payable in cash.

     5.9 Los Alamos Agreement. The TIS 4000 Technology in TIS 4000 Systems has been developed pursuant to the Nonexclusive Computer Software License Agreement between the Regents of the University of California and the University of Chicago with TIS, effective as of July 9, 1993. No further payments to licensors under such license agreement with respect to operations prior to the Effective Date are due or payable with respect to the TIS 4000 Technology and TIS 4000 System.

     5.10 Work In Process. As a part of Tate's Closing Documents, Tate shall provide at the Closing a letter setting forth reasonably complete details concerning the Contracts referred to in Section 3.18(a), identifying the Contracts and a good-faith estimate by Tate, based on the Knowledge of Tate and the Acquired Companies, of the amount of the remaining commitment by the Acquired Companies under the Contracts, which may include specified written assumptions.

     5.11 Continuation Of Insurance. Tate will continue in effect all policies of insurance referred to under Section 3.19 until at least the close of business on October 10, 1996, and Hathaway will place in effect such policies of insurance as it elects to provide as of the close of business on September 30, 1996.

6.   CERTAIN COVENANTS OF HATHAWAY.

     6.1 Accuracy Of Representations. All of Hathaway's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), are accurate in all material respects as of the date of this Agreement.

     6.2 Hathaway's Performance. Each document required to be delivered by Hathaway at Closing pursuant to Section 2.4(b) has been delivered and Hathaway has made the cash payment required to be made by it pursuant to Section 2.4(b)(1) and has caused to be assigned to Tate the accounts receivable referred to in Section 2.2(b).

          6.3 Opinion Of Counsel. There has been delivered to Tate an opinion in form satisfactory to Tate of Sherman & Howard L.L.C. dated the Closing Date covering the following matters:

               (a) The Agreement is enforceable against Hathaway.

               (b) Neither the execution and delivery of the Agreement, nor the performance of Hathaway's obligations thereunder (i) violates any provision of the articles of incorporation or bylaws (or other governing instrument) of Hathaway, (ii) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which Hathaway is a party or (iii) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to Hathaway.

          6.4 No Proceedings. There has not been commenced or Threatened against Hathaway, or against any Person affiliated with Hathaway, any Proceeding
(i) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Transactions.

          6.5 Accounts Receivable; Cooperation. Hathaway shall make TIS employees and information available to Tate as reasonably requested in order to pursue collections of the accounts receivable referred to in Section 2.2(b), and as necessary to assess, evaluate and respond to any claim by Hathaway hereunder.

7.   INDEMNIFICATION; REMEDIES.

          7.1  Survival; Right to Indemnification Not Affected By Knowledge.
All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation except as specifically noted herein and in the Disclosure Letter. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

          7.2 Indemnification And Payment Of Damages By Tate. Subject to the limitation stated in the last paragraph of this Section 7.2, Tate will indemnify and hold harmless Hathaway, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

               (a) any Breach of any representation or warranty made by Tate in this Agreement, the Disclosure Letter, or any other certificate or document delivered by Tate pursuant to this Agreement;

               (b) any Breach by Tate of any covenant or obligation of Tate in this Agreement;

               (c) any product shipped or manufactured by, or any services provided by, the Acquired Companies prior to the Effective Date;

               (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Tate or the Acquired Companies (or any Person acting on their behalf) in connection with any of the Transactions.

          The remedies provided in this Section 7.2 will not be exclusive of or limit any other remedies that may be available to Hathaway or the other Indemnified Persons.

          Notwithstanding any other provision of this Agreement, (A) Tate shall not be liable for any costs the Acquired Companies may incur with respect to obligations of TIS to the KUB-TIS Joint Venture described in Section 3.2(c) of this Agreement by reason of (i) a requirement to pay additional capital pursuant to Section 5.3.1 of the Joint Venture Agreement or (ii) default on performance under Article XII of the License Agreement. Hathaway accepts the ownership position of TIS as stated in the Joint Venture Agreement to be 11.42%; and (B) Tate shall have no liability for any obligation to indemnify Hathaway under this
Section 7.2 up to the first $20,000 in the aggregate of such liabilities, but shall be liable for any obligations hereunder in excess of $20,000 in the aggregate. Any amount due Hathaway hereunder shall be paid within 15 days after notice of payment due and, if applicable, resolution of any dispute related thereto, and if not so paid may be offset against the indebtedness of Hathaway to Tate with respect to accounts receivable as described in Section 2.2(b) of this Agreement.

          7.3 Indemnification And Payment Of Damages By Tate--Environmental Matters. In addition to the provisions of Section 7.2, Tate will indemnify and hold harmless Hathaway, the Acquired Companies, and the other Indemnified Persons for, and will pay to Hathaway, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

               (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Effective Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Tate or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Effective Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were generated, transported, stored, treated, Released, or otherwise handled by Tate or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Effective Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Tate or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

               (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Tate or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Effective Date, or from Hazardous Material that was
     (i) present or suspected to be present on or before the Effective Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Effective Date) or (ii) Released or allegedly Released by Tate or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Effective Date.

Hathaway and Tate will jointly control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 7.3. The procedure described in Section 7.6 will apply to any claim solely for monetary damages relating to a matter covered by this Section 7.3.

          7.4 Indemnification And Payment Of Damages By Hathaway. Hathaway will indemnify and hold harmless Tate, and will pay to Tate the amount of any Damages arising, directly or indirectly, from or in connection with (i) any Breach of any representation or warranty made by Hathaway in this Agreement or in any certificate delivered by Hathaway pursuant to this Agreement, (ii) any Breach by Hathaway of any covenant or obligation of Hathaway in this Agreement, or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Hathaway (or any Person acting on its behalf) in connection with any of the Transactions. Any amount due Tate hereunder shall be paid within 15 days after notice of payment due and, if applicable, resolution of any dispute related thereto.

          7.5  Procedure For Indemnification--Third-Party Claims.

               (a) Promptly after receipt by an indemnified party under Section 7.2, 7.4, or (to the extent provided in the last sentence of Section 7.3)
     Section 7.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (b) If any Proceeding referred to in Section 7.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such

     Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (x) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (xi) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (xii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) Tate and Hathaway hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Tate and Hathaway with respect to such a claim anywhere in the world.

          7.6 Procedure For Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          7.7 Cross Indemnification. Tate has provided performance bonds for the benefit of Tate and other companies Affiliated with Tate. TIS is secondarily liable for default thereunder on bonds issued only by Midwest and not on bonds issued by Amwest Surety Insurance Company or USF&G (except for the payment and performance issued by USF&G as surety in the face amounts of $3,234,416.00 each pursuant to an agreement between TISLP and the Colorado River Commission of Nevada dated November 27, 1995). Schedule 3 contains a complete and accurate list of all contracts of Tate and its Affiliates on which TIS has any liability as surety for Tate and its Affiliates. Tate and such other covered entities shall reimburse TIS for any amounts paid by TIS in satisfaction of such claims which are unrelated to claims for nonpayment or nonperformance by TIS. Tate has provided performance bonds for TIS with USF&G on which Tate and other companies Affiliated with Tate are secondarily liable for default by TIS, and TIS shall reimburse Tate and such other companies for any amounts paid by Tate or such other companies thereunder in satisfaction of such claims which are unrelated to claims for nonpayment or nonperformance by Tate. Any amount due TIS with respect to such bonding obligations shall be an indemnity obligation of Tate to Hathaway hereunder, and any amount due Tate or other companies Affiliated with Tate with respect to such bonding obligations shall be an indemnity obligation of Hathaway to Tate hereunder. Tate will provide to Hathaway separate indemnity agreements from Tate's Affiliates which are benefited by Hathaway's indemnification hereunder in form reasonably satisfactory to Hathaway. Tate will pay over to Hathaway any amounts received from Day & Zimmermann Incorporated or any of its Affiliates with respect to indemnity obligations paid by TIS for its benefit. Tate will undertake such action as is reasonably possible to assure that remedies against Tate and its Affiliates are exhausted before action is taken against Hathaway, and Hathaway shall undertake such action as is reasonably possible to assure Tate that remedies against Hathaway are exhausted before action is taken against Tate. At Hathaway's request Tate will undertake reasonable action to release TIS from its obligation as security for bonding obligations of Tate and other companies Affiliated with Tate so long as Tate is concurrently released from its obligation as security for bonding obligations of TIS. Hathaway and Tate will undertake good faith efforts to effect the release of each other as security for their respective bonding obligations as soon as possible but in no event later than June 30, 1997.

8.        GENERAL PROVISIONS.

          8.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Tate will cause the acquired companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          8.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as Hathaway determines. Tate and Hathaway will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Transactions.

          8.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed on the same date by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

              Tate:                  Tate Engineering Services Corporation
                                     601 W. West Street
                                     Baltimore, MD 21230
                                     Attention: Gordon Johnson
                                     Facsimile No.: (410) 539-3904

              with a copy to:        Hogan & Hartson L.L.P.
                                     111 South Calvert Street
                                     Baltimore, Maryland 21202
                                     Attention: James A. Gede, Jr.
                                     Facsimile No.: (410) 539-6981

              Hathaway:              Hathaway Corporation
              8228 Park Meadows Drive
              Littleton, CO 80124

                                     Attention: Richard D. Smith
              Facsimile No.: (303) 799-8880

              with a copy to:        Sherman & Howard L.L.C.
                                     633 Seventeenth Street, Suite 3000
                                     Denver, Colorado 80202
                                     Attention: Garth C. Grissom
                                     Facsimile No.: (303) 298-0940

          8.4 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Douglas or any other county in Colorado or another state in which the principal office of Hathaway or the Acquired Companies is located, or, if it has or can acquire jurisdiction, in the United States District Courts for the District of Colorado or another state, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          8.5 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          8.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          8.7 Entire Agreement And Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Hathaway and Tate dated July 10, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          8.8 Disclosure Letter. The disclosures in the Disclosure Letter must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          8.9 Assignments, Successors, And No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Hathaway may assign any of its rights under this Agreement to any subsidiary of Hathaway on the condition that Hathaway remains fully responsible and liable for all obligations of Hathaway hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          8.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          8.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          8.12 Time Of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          8.13 Late Payment. Any amount due to a party under this Agreement that is not paid as and when due in accordance with the terms hereof shall bear interest at the rate of 15% per annum from the due date until such amount plus accrued interest is paid in full.

          8.14 Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

          8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       Hathaway Corporation


                 By:  /s/ Richard D. Smith
                    --------------------------------------------------------
                                             Executive Vice President


                                       Tate Engineering Services Corporation


                 By: /s/ Gordon Johnson
                    --------------------------------------------------------
                                              President

                                                                      Schedule 1

                               PURCHASE AGREEMENT


For purposes of this Agreement, the following terms have the meanings specified or referred to in this Schedule 1:

"Acquired Companies"-- as defined in Section 3.1, and including any Affiliate.

"Affiliate"--a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person.

"Applicable Contract"--any Contract entered into by an Acquired Company or an Affiliate of an Acquired Company on or before the Closing Date (i) under which any Acquired Company has or may acquire any rights, (ii) under which any Acquired Company has or may become subject to any obligation or liability, or
(iii) by which any Acquired Company or any of its property and assets are or may become bound.

"Balance Sheet"--as defined in Section 3.5.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, or failure.

"Closing"--as defined in Section 2.3.

"Closing Date"--October 8, 1996 or the date and time as of which the Closing actually takes place.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages"--as defined in Section 7.2.

                                      1-1

"Disclosure Letter"--the disclosure letter delivered by Tate to Hathaway concurrently with the execution and delivery of this Agreement.

"Effective Date"--September 30, 1996 or the date agreed between Tate and Hathaway as the date of effectiveness of this Agreement or any specific provision thereof.

"Effective Date Balance Sheet"--as defined in Section 3.5.

"Effective Date Income Statement"--as defined in Section 3.5.

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                                      1-2

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., as amended ("CERCLA").

"Environmental Law"--any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

                                      1-3

"Financial Statements"--as defined in Section 3.5.

"Former Limited Partners"--as defined in the Recitals.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Financial Statements referred to in
Section 3.5 were prepared.

"Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hathaway"--as defined in the opening paragraph of this Agreement and including any Affiliate and permitted designee.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution


                                      1-4
thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Intellectual Property Assets" --as defined in Section 3.23(a).

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury. "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, general partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"KUB-TIS Joint Venture"--as defined in Section 3.2(c).

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of general applicability.

"Limited Partners' Releases"--as defined in Section 2.4(a)(2).

"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered,

                                      1-5
issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price"--as defined in Section 2.2.

"Related Person"--with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                                      1-6

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                                      1-7

"Tate"--as defined in the opening paragraph of this Agreement, including any Affiliate and permitted designee.

"Tate's Closing Documents"--as defined in Section 2.4(a).

"Tax"--a contribution for the support of government including any income tax, franchise tax, sales tax, property tax, tax on capital or other levy by a government against a business.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"TIS"--as defined in the Recitals.

"TIS Limited Partners"--as defined in the Recitals.

"TIS Partnership Interests"--as defined in the Recitals.

"TISI"--as defined in the Recitals and includes all the property and assets, and liabilities and obligations, of TIS.

"TISI Shares"--as defined in the Recitals.

"Transactions"--all of the transactions contemplated by this Agreement, including:

     (a) the sale of the TISI Shares and TIS Partnership Interests to Hathaway pursuant to this Agreement;

                                      1-8

     (b) the execution, delivery, and performance of the Limited Partners' Releases;

     (c) the performance by Hathaway and Tate of their respective covenants and obligations under this Agreement regarding the transfer of TISI Shares and TIS Partnership Interests.

                                     1-9

                                                                      Schedule 2

                    PURCHASE AGREEMENT


Employee                                       Amount
--------                                       -------

Gordon Uchnick                             $ 14,175.00

William Szostak                               7,087.50

William Van Horn                              3,543.75

Joe Heiderman                                 7,087.50

Jay Wilkinson                          3,543.75

Dennis Smith                           7,087.50

Mike Chaney                            3,543.75

Tim Shaw                                    104,038.00

Curt Glatfelter                              56,748.00

Day Stephens                          18,916.00

John Dalesio                          47,290.00

Chuck Freitag                         23,646.00


                                      2-1

SCHEDULE 3

OBLIGEE --                                     SURETY        START       COMPLETION       BOND      CONTRACT
CONTACT PERSON/PHONE                           BOND #         DATE         DATE          PENALTY      PRICE
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       02/01/94      01/31/97       263,619        1,054,476
General Services Administration               NBE009232
Mae Vaccaro (718) 330-7474
Brooklyn, NY
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       08/01/94      07/31/97       191,880          959,400
General Services Administration               GE5627980
Mary Kennedy (312) 353-7619
U.S. Courthouse, Detroit,  MI
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       11/01/94      11/01/97       328,869        1,531,476
General Services  Administration              GE5644305
FOB, Varick St., NY, NY
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       01/01/94      12/31/97        74,061          296,244
General Services Administration               GE5644391
Alexander Pirnie FOB
Courthouse, Utica, NY
------------------------------------------------------------------------------------------------------------------
United Co-Generators JV                       Midwest       02/01/95      02/01/98       167,435          167,435
The City of New York                          GE564447
Maintenance of HVAC - Shea Stadium
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       03/01/95      02/29/96       155,960          779,800
General Services Administration               GE5644482
Randa Roberson (301) 236-7230
Jefferson County, CO
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       09/01/94      08/30/96       500,000          500,000
U.S. Postal Service                           GE5630704
Marlina Pierce (215) 931-5454
Albany County, NY
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       06/01/93      05/31/96       571,126        2,856,628
General Services Administration               NB150797
Sarah Cannon (202) 708-9980
Cohen/ / Switzer, Washington, D.C.
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       10/01/93      09/30/96       188,107          940,636
General Services Administration               NBE001832
Dewin Richardson (312) 886-6921
Chicago Federal Building, Chicago, IL
------------------------------------------------------------------------------------------------------------------

                                                                        3-1


OBLIGEE --                                     SURETY        START       COMPLETION       BOND      CONTRACT
CONTACT PERSON/PHONE                           BOND #         DATE         DATE          PENALTY      PRICE
------------------------------------------------------------------------------------------------------------------
TFS                                           Midwest       01/01/94      01/01/97       311,013        1,244,052
General Services Administration               NBE005760
Peter Cummings (518) 472-5447
Foley Courthouse, Albany, NY
------------------------------------------------------------------------------------------------------------------

                                                                        3-1